                                                                     EXHIBIT 3.7

                   [SEAL OF THE STATE OF TEXAS APPEARS HERE]

                              SECRETARY OF STATE


                           CERTIFICATE OF AMENDMENT
                                      OF

                           LFC ARMORED OF TEXAS INC.
                                   FORMERLY:
               WELLS FARGO ARMORED SERVICE CORPORATION OF TEXAS

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.


Dated:         January 24, 1997

Effective:     January 24, 1997



[SEAL OF THE STATE OF TEXAS APPEARS HERE]

                                               /s/ ANTONIO O. GARZA, JR.     dlm
                                             -----------------------------------
                                                    Antonio O. Garza, Jr.
                                                      Secretary of State

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                              JAN 24 1997
                                                         Corporations Section





                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                    WELLS FARGO ARMORED SERVICE CORPORATION


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation

     ARTICLE ONE: The name of the Corporation is Wells Fargo Armored Service Corporation of Texas (the "Corporation").

     ARTICLE TWO: The following Amendment to the Articles of Incorporation (the "Amendment") was adopted by the Sole Shareholder of the Corporation on January
 ---------
24, 1997. The Amendment has been adopted to change the name of the Corporation to LFC Armored of Texas Inc.

     The Amendment amends ARTICLE ONE of the original Articles of Incorporation,
                          -----------
which, as amended, shall read as follows:

                                  ARTICLE ONE
                                  -----------

     The name of the Corporation is LFC Armored of Texas Inc.

     ARTICLE THREE: The holders of all of the shares of capital stock outstanding are entitled to vote on the Amendment and have signed a Written Consent adopting the Amendment. The number of shares of capital stock of the Corporation outstanding at the time of such adoption was 100 and the number of shares of capital stock entitled to vote thereon was 100.

     IN WITNESS WHEREOF, the undersigned Corporation has executed these Articles of Amendment as of this 24th day of January, 1997.

                                           WELLS FARGO ARMORED SERVICE
                                           CORPORATION OF TEXAS

                                              By: /s/ JAMES K. JENNINGS, JR.
                                                  ---------------------------
                                                 James K. Jennings, Jr.
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer

                   [SEAL OF THE STATE OF TEXAS APPEARS HERE]

                         CERTIFICATE OF INCORPORATION

                                      OF

                WELLS FARGO AMORED SERVICE CORPORATION OF TEXAS
                            CHAPTER NUMBER 01136662



        THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF INCORPORATION FOR THE ABOVE CORPORATION, DULY SIGNED AND VERIFIED HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM OF LAW.

        ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION AND ATTACHES HERETO A COPY OF THE ARTICLES OF INCORPORATION.

        ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED DEC. 20, 1989



                                                /s/ GEORGE S. BAYORD, JR.
                                                -----------------------------
                                                Secretary of State

                           ARTICLES OF INCORPORATION

                                      OF

               WELLS FARGO ARMORED SERVICE CORPORATION OF TEXAS

     The undersigned, being of the age of eighteen (18) years or more, does hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the state of Texas, pursuant to Article 3.02 of the Texas Business Corporation Act (Volume 3A, Vernon's Texas Civil Statutes), and to that end do hereby set forth:

                                   ARTICLE I
                                   ---------

     The name of the corporation is Wells Fargo Armored Service Corporation of Texas.

                                  ARTICLE II
                                  ----------

     The period of duration of the Corporation shall be perpetual.

                                  ARTICLE III
                                  -----------

     The purpose for which the Corporation is organized is: To engage in any lawful act or activity for which corporations may be organized under Article
3.02 of the Texas Business Corporation Act (Volume 3A, Vernon's Texas Civil Statutes).

                                  ARTICLE IV
                                  ----------

     The aggregate number of shares which the corporation shall have authority to issue is one thousand (1000) shares of Common Stock and the par value of each such share is One Dollar ($1.00).

                                   ARTICLE V
                                   ---------

     The minimum amount of consideration for its shares to be received by the corporation before it shall commence business is One Thousand Dollars ($1,000.00).

                                   ARTICLE VI
                                   ----------

     The address of the initial registered office of the corporation is c/o C T Corporation System 1601 Elm Street, Dallas, Texas 75201 and the name of the initial registered agent at such address is C T Corporation System.

                                  ARTICLE VII
                                  -----------

     The number of directors constituting the initial board of directors shall be one (1); and the name and address of the person who is to serve as the sole director until the first meeting of shareholders or until his successor is selected and qualified is:

         Name                       Address
         ----                       -------

     Bob E. Moree             5550  77 Center Drive
                              Charlotte, North Carolina 28210


                                 ARTICLE VIII
                                 ------------

     The name and address of the sole incorporator is:

         Name                       Address
         ----                       -------

     Paul L. Rathblott        1633 Littleton Road
                              Parsippany, New Jersey 07054


                                  ARTICLE IX
                                  ----------

     In addition to the general powers granted corporations under the laws of the state of Texas, the board of directors of the corporation shall have full power and authority to make, alter or repeal the by-laws of the corporation.

     Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.


     IN TESTIMONY WHEREOF, I have hereunto set my hand this the 19th day of December, A.D. 1989.

                                    /s/ Paul L. Rathblott
                                    -------------------------------
                                    Paul L. Rathblott


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